UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2007

PAETEC Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-52486	20-5339741
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One PAETEC Plaza 600 Willowbrook Office Park Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 340-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

As described in Item 2.01 of this report, PAETEC Corp. (“PAETEC”) and US LEC Corp. (“US LEC”) completed their business combination on February 28, 2007. As a result of the mergers in which they were the surviving corporations, PAETEC and US LEC became wholly-owned subsidiaries of PAETEC Holding Corp. (“PAETEC Holding”).

In connection with the completion of the mergers, PAETEC Holding and PAETEC Holding’s wholly-owned subsidiaries, including PAETEC and US LEC and their respective subsidiaries, entered into the material definitive agreements described below.

Credit Agreement

On February 28, 2007, in connection with the completion of the mergers, PAETEC Holding obtained $850 million of new senior secured credit facilities pursuant to a Credit Agreement, dated as of February 28, 2007, among PAETEC Holding, as Borrower, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas (“Deutsche Bank”), as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as Syndication Agent, and CIT Lending Services Corporation (“CIT”), as Documentation Agent. As described under Item 2.03 of this report, PAETEC and US LEC used the proceeds of the $800 million term loan facility together with a portion of their cash on hand to refinance substantially all of their senior secured indebtedness and to repurchase all outstanding shares of the US LEC preferred stock.

Before the execution of the credit agreement on February 28, 2007, Deutsche Bank, Merrill Lynch or their respective affiliates had provided investment banking, commercial banking and other financial services to PAETEC, US LEC or their respective affiliates. CIT was a stockholder of PAETEC and CIT or its affiliates previously had provided commercial banking services to PAETEC or PAETEC’s affiliates.

The following summary of the terms of the credit agreement is qualified in its entirety by reference to the credit agreement, which is filed as exhibit 10.1 to this report.

PAETEC Holding is the borrower under the new facilities. All obligations under the facilities are guaranteed by all subsidiaries of PAETEC Holding, including PAETEC, US LEC and their respective subsidiaries. PAETEC Holding and the subsidiary guarantors under the new facilities are referred to in this report as the “PAETEC loan parties.”

The credit facilities consist of:

•	a term loan facility in a total principal amount of $800 million, which was fully drawn on the merger closing date and applied to the uses described in Item 2.03 of this report; and

•	a revolving credit facility in a total available principal amount of $50 million, none of which was drawn on the merger closing date.

The PAETEC loan parties may use the proceeds of loans under the revolving credit facility for working capital, capital expenditures and general corporate purposes. A portion of this facility is available for the issuance of letters of credit to support the operating requirements of the PAETEC loan parties.

PAETEC Holding may elect after the facility closing date, subject to pro forma compliance by the PAETEC loan parties with specified financial covenants and other conditions, to solicit the lenders under the credit agreement or other prospective lenders to increase by up to $100 million the total principal amount of borrowings available under the term loan facility, with any such increased borrowings to be used for general corporate and working capital purposes of the PAETEC loan parties.

The obligations of the PAETEC loan parties under the credit facilities are secured by first-priority liens on, and first-priority security interests in, substantially all of their assets pursuant to a Security Agreement, dated as of February 28, 2007, among PAETEC Holding, its subsidiaries and Deutsche Bank, as Collateral Agent, and a Pledge Agreement, dated as of February 28, 2007, among PAETEC Holding, its subsidiaries and Deutsche Bank, as Collateral Agent.

The final maturity dates for the credit facilities are as follows:

•	for the revolving credit facility, February 28, 2012; and

•	for the term loan facility, February 28, 2013.

PAETEC Holding will be required to make scheduled principal payments under the term loan facility, in equal quarterly installments, in an annual amount of $8.0 million during the first 5 3/4 years after the facility closing date. In addition, PAETEC Holding will be required to make principal repayments under the term loan facility from specified excess cash flows from operations and from the net proceeds of specified types of asset sales, debt issuances, and insurance recovery and condemnation events. PAETEC Holding may voluntarily prepay the term loan facility without premium or penalty.

Interest accrued on borrowings outstanding under the new credit facilities generally will be payable by PAETEC Holding on a quarterly basis. Borrowings will bear interest, at PAETEC Holding’s option, at an annual rate equal to either:

•	a specified “base rate” plus a margin of 2.50%; or

•	a specified London Inter-Bank Offered Rate, or LIBOR, plus a margin of 3.50%.

The margin applicable to LIBOR loans under the revolving credit facility is subject to specified reductions based on certain reductions in the ratio of total debt to consolidated earnings before interest, taxes, depreciation, amortization and other specified items (“adjusted EBITDA”). The base rate is equal to a specified prime lending rate or, if higher, the overnight federal funds rate plus .50%. Subject to availability and other conditions, PAETEC Holding has the right to select interest periods of 1, 2, 3, 6 or, in the case of revolving credit facility borrowings, 9 or 12 months for LIBOR loans.

The new credit facilities contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants restricting the ability of the PAETEC loan parties, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses.

The PAETEC loan parties also are required to satisfy a total leverage ratio and a fixed charge coverage ratio under which:

•

PAETEC Holding’s ratio of total debt to adjusted consolidated EBITDA for any measurement period will not be permitted to be greater than 4.50 to 1.00 (from the initial measurement date to but excluding December 31, 2008), 4.00 to 1.00 (from December 31, 2008 to but excluding December 31, 2009), and 3.50 to 1.00 (on and after December 31, 2009); and

•

PAETEC Holding’s ratio of adjusted consolidated EBITDA to fixed charges for any measurement period will not be permitted to be less than 1.05 to 1.00 (for the measurement period ending June 30, 2007 through the measurement period ending September 30, 2008), 1.10 to 1.00 (for the measurement period ending December 31, 2008 through the measurement period ending September 30, 2009), and 1.15 to 1.00 (for the measurement period ending December 31, 2009 through each measurement period ending thereafter).

The credit agreement contains customary representations and warranties by the PAETEC loan parties, as well as customary events of default.

The information set forth under Item 2.03 of this report is incorporated by reference in this Item 1.01.

Registration Rights Agreement

On February 28, 2007, in connection with the completion of the mergers, PAETEC Holding entered into a Registration Rights Agreement, dated as of February 28, 2007, among PAETEC Holding and some former securityholders of PAETEC and US LEC. The following summary of the terms of the agreement is qualified in its entirety by reference to the agreement, which is filed as exhibit 10.2 to this report.

Under the registration rights agreement, the securityholder parties have been granted registration rights with respect to the shares of PAETEC Holding common stock that they receive in the mergers and, in some cases, upon exercise of warrants to purchase shares of PAETEC Holding common stock, as well as additional shares that may be issued in respect of those shares by way of a stock dividend, stock split and similar customary events.

Some of the parties to the agreement are “demand parties” entitled, subject to specified terms and conditions, to require that PAETEC Holding register the demand party’s registrable shares as part of one or more registered underwritten public offerings under the Securities Act of 1933, as amended (the “Securities Act”), and to participate, with specified exceptions, in registered offerings of PAETEC Holding common stock initiated by PAETEC Holding for its own account or for the account of any holder of PAETEC Holding equity securities pursuant to the exercise of registration rights. The demand parties to the agreement are the following:

•	Arunas A. Chesonis, PAETEC Holding’s Chairman and Chief Executive Officer, who, together with affiliated trusts, is entitled to two demand registrations;

•

Richard T. Aab, PAETEC Holding’s Vice Chairman of the Board, and his spouse and an affiliated partnership, and Tansukh V. Ganatra, a director of PAETEC Holding, and his wife and son, who among them are entitled to two demand registrations;

•	Madison Dearborn Capital Partners III, L.P. and its related entities, which are entitled to one demand registration; and

•	Blackstone CCC Capital Partners L.P. and its related entities, which are entitled to one demand registration.

The other parties to the agreement are “piggyback parties” entitled to participate, with specified exceptions, in registered offerings of PAETEC Holding common stock initiated by PAETEC Holding for its own account or for the account of any holder of PAETEC Holding equity securities pursuant to the exercise of registration rights, including the demand parties. The piggyback parties are New Moon Trust u/t/d 6/1/95, Jeffrey P. Sudikoff and Joyce M. Sudikoff, co-trustees, Christopher E. Edgecomb, Trustee of the Christopher E. Edgecomb Living Trust, dated April 25, 1998, and CIT, all of whom were PAETEC stockholders, as well as specified holders of US LEC warrants assumed by PAETEC Holding in the mergers, other than Messrs. Aab and Ganatra and their respective affiliates described above.

Registrable shares of any holder will cease to be entitled to demand registration rights and shares of any holder other than Messrs. Chesonis, Aab and Ganatra and their respective affiliates described above will cease to be entitled to piggyback registration rights, and Messrs. Chesonis, Aab and Ganatra and their respective affiliates described above will cease to be entitled to demand registration rights, when (1) all of the stockholder’s registrable shares may be sold without holding period, volume or manner of offering limitations and such shares constitute less than 2% of the total number of shares of PAETEC Holding common stock then outstanding (assuming cashless exercises of warrants), or (2) all of the stockholder’s registrable shares may be sold or transferred by the stockholder within any three-month period in accordance with the requirements of Rule 144 under the Securities Act, assuming the registrable shares are restricted securities under Rule 144 that have been held by an affiliate of PAETEC Holding for at least one year. Notwithstanding the foregoing, the registrable shares of any former US LEC warrant holder will not cease to be entitled to registration rights until the holder of such shares also has had the right to include shares in at least one registration, regardless of whether the holder elects to exercise such right.

Both the demand parties and the piggyback parties have unlimited piggyback registration rights on other registrations of equity securities, other than a registration on Securities and Exchange Commission (“SEC”) Form S-4 or Form S-8, in connection with an exchange offer or an offering of securities solely to existing stockholders of PAETEC Holding or employees of PAETEC Holding or its subsidiaries, or on a resale basis of convertible debt, equity or warrants initially offered pursuant to Rule 144A under the Securities Act.

The exercise of the foregoing registration rights is subject to notice requirements, timing restrictions and volume limitations which may be imposed by the underwriters of an offering. PAETEC Holding generally will bear the SEC registration and other costs of the registered offerings, other than transfer taxes and the underwriting discounts and commissions for the registrable shares sold by the parties to the registration rights agreement, which will be borne by the selling stockholders.

Up to approximately 42,000,000 outstanding shares of PAETEC Holding common stock, which constitute up to approximately 48.2% of the shares of PAETEC Holding common stock outstanding as of the effective time of the mergers, are entitled to registration rights under the agreement. Up to approximately 2,000,000 shares of PAETEC Holding common stock issuable upon exercise of warrants, which constitute up to approximately 2.2% of the shares of PAETEC Holding common stock outstanding as of the effective time of the mergers after giving effect to those potential issuances, also are entitled to such registration rights.

Item 2.01.    Completion of Acquisition or Disposition of Assets

On February 28, 2007, PAETEC, a Delaware corporation, and US LEC, a Delaware corporation, completed their combination pursuant to the Merger Agreement, dated as of August 11, 2006, as amended (the “merger agreement”), among PAETEC, US LEC, PAETEC Holding, a Delaware corporation, WC Acquisition Sub U Corp., a Delaware corporation, and WC Acquisition Sub P Corp., a Delaware corporation. In accordance with the merger agreement, WC Acquisition Sub P Corp. merged with and into PAETEC (the “PAETEC merger”) and WC Acquisition Sub U Corp. merged with and into US LEC (the “US LEC merger” and together with the PAETEC merger, the “mergers”). PAETEC and US LEC were the surviving corporations of the mergers and, as a result of the mergers, became wholly-owned subsidiaries of PAETEC Holding.

Pursuant to the PAETEC merger, each outstanding share of Class A common stock, par value $0.01 per share, of PAETEC was converted into the right to receive 1.623 shares of the common stock, par value $0.01 per share, of PAETEC Holding. Pursuant to the US LEC merger, each outstanding share of US LEC Class A common stock, par value $0.01 per share, was converted into the right to receive 1.000 share of

PAETEC Holding common stock. At the effective time of the mergers, each then outstanding option, warrant or other right to acquire common stock of PAETEC or US LEC, whether or not vested or exercisable at that time, was assumed by PAETEC Holding and converted into an option, warrant or other right, as applicable, to purchase PAETEC Holding common stock on the same terms and conditions applicable to such option, warrant or right in effect before the mergers, including existing vesting and exercisability provisions without any acceleration, except that the number of shares subject to, and (to the extent applicable) the per share exercise price of, the option, warrant or other right was adjusted based on the applicable exchange ratio. PAETEC Holding will pay cash in lieu of fractional shares of its common stock in connection with the mergers.

PAETEC Holding will account for the mergers as a purchase of US LEC by PAETEC using the purchase method of accounting under generally accepted accounting principles. For federal income tax purposes, the PAETEC merger together with the US LEC merger is intended to be treated as an integrated series of transfers under Section 351 of the Internal Revenue Code.

The issuance of PAETEC Holding’s common stock pursuant to the mergers was registered under the Securities Act pursuant to the registration statement on Form S-4 (File No. 333-138594) filed by PAETEC Holding with the SEC and declared effective on February 8, 2007. The combined definitive joint proxy statement of PAETEC and US LEC and prospectus of PAETEC Holding that forms a part of the registration statement (as supplemented on February 21, 2007, the “merger joint proxy statement/prospectus”) contains additional information about the mergers and the other transactions contemplated by the merger agreement, including information concerning the interests of directors, executive officers and affiliates of PAETEC and US LEC.

As previously reported, pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the PAETEC Holding common stock is deemed to be registered under Section 12(b) of the Exchange Act. PAETEC Holding’s common stock has been listed on the Nasdaq Global Select Market and began trading under the symbol “PAET” on March 1, 2007.

The US LEC common stock was deemed registered pursuant to Section 12(b) of the Exchange Act and listed on the Nasdaq Global Market. US LEC is delisting its common stock from the Nasdaq Stock Market and will file a Form 15 with the SEC to terminate the registration of the US LEC common stock under Section 12(g) of the Exchange Act.

Deutsche Bank and Merrill Lynch, or affiliates thereof, provided financial advisory services to US LEC and PAETEC, respectively, and are lenders to PAETEC Holding pursuant to the credit agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Items 1.01 and 2.01 of this report is incorporated by reference in this Item 2.03.

On February 28, 2007, upon the closing of the transactions under the credit agreement for PAETEC Holding’s new senior credit facilities, PAETEC Holding became obligated as the borrower, and PAETEC Holding’s wholly-owned subsidiaries (including PAETEC and US LEC and their respective wholly-owned subsidiaries) became obligated as guarantors, under $800 million principal amount of first-lien secured indebtedness under the term loan facility. PAETEC and US LEC used such proceeds, together with a portion of their cash on hand, to:

•	complete the repurchase of all outstanding shares of US LEC preferred stock at a purchase price of approximately $271 million;

•	redeem all of US LEC’s outstanding $150 million principal amount of Second Priority Senior Secured Floating Rate Notes due 2009 at a total redemption price of approximately $168.6 million;

•	repay in full all borrowings outstanding, and terminate all commitments, under US LEC’s $10 million senior secured revolving credit facility;

•	repay in full the $275 million principal amount of borrowings outstanding, and terminate all commitments, under PAETEC’s first-lien senior secured credit facility;

•	repay in full the $100 million principal amount of borrowings outstanding under PAETEC’s second-lien senior secured credit facility; and

•	pay fees and expenses incurred by the companies in connection with the merger transactions.

Subject to conditions of availability under the revolving credit facility, PAETEC Holding may become obligated as the borrower, and PAETEC Holding’s wholly-owned subsidiaries (including PAETEC and US LEC and their respective wholly-owned subsidiaries) may become obligated as guarantors, under up to $50 million of additional first-lien secured indebtedness.

The credit agreement contains customary events of default, including an event of default upon a change of control of PAETEC Holding. An event of default will occur under the new credit facilities if PAETEC Holding or, in some circumstances, another PAETEC loan party fails to make any payment when due, fails to comply with affirmative or negative covenants, makes a material misrepresentation, defaults on other specified indebtedness, fails to discharge specified judgments, loses a material license or governmental approval, becomes subject to specified claims under ERISA or environmental laws, or becomes subject to specified events of bankruptcy, insolvency, reorganization or similar events. If an event of default occurs and is not cured within any applicable grace period or is not waived, the lenders would have the right to accelerate repayment of the indebtedness under the credit facilities to the extent provided in the credit documents and applicable law.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

                     Compensatory Arrangements of Certain Officers

(c)  Before the completion of the mergers, Arunas A. Chesonis was appointed PAETEC Holding’s Chairman and Chief Executive Officer and Keith M. Wilson was appointed PAETEC Holding’s Executive Vice President and Chief Financial Officer. Effective as of the effective time of the mergers, pursuant to the merger agreement, PAETEC Holding’s board of directors appointed Richard T. Aab, US LEC’s former Chairman, to serve as Vice Chairman of the Board, Edward J. Butler, Jr., former Chief Operating Officer of PAETEC Communications, Inc., to serve as Executive Vice President and Chief Operating Officer, and J. Lyle Patrick, US LEC’s former Executive Vice President and Chief Financial Officer, to serve as Executive Vice President of Integration. In addition to providing for the appointment of the foregoing executive officers, the merger agreement provided that Mr. Chesonis would fill other officer positions and other key management positions of PAETEC Holding as of the completion of the mergers, subject to the reasonable approval of Mr. Aab. Effective as of the effective time of the mergers, pursuant to these provisions, PAETEC Holding’s board of directors appointed Charles E. Sieving, Executive Vice President, General Counsel and Secretary of PAETEC, to serve as Executive Vice President, General Counsel and Secretary, Robert D. Moore, Jr. to serve as Senior Vice President and Chief Information Officer, and Timothy J. Bancroft to serve as Treasurer and Principal Accounting Officer. PAETEC Holding incorporates by reference herein the information about the foregoing executive officers that is contained in the merger joint proxy statement/prospectus under the captions “Management of PAETEC Holding After the Mergers–Executive Officers Who Are Not Directors” and “Legal Matters.”

Robert D. Moore, Jr., age 38, has served as the Senior Vice President and Chief Information Officer of PaeTec Communications, Inc. since December 2005. Before assuming that position, he served as Senior Vice President-Information Technology from August 2004 and, beginning in 1998, in various other roles with PaeTec Communications. In his capacity as Senior Vice President and Chief Information Officer, Mr. Moore has been responsible for overseeing operating support systems, systems operations and engineering, and applications development and deployment. Mr. Moore possesses more than 14 years of experience in the telecommunications industry, and was employed by ACC Communications before joining PaeTec Communications.

Timothy J. Bancroft, age 57, has served as Executive Vice President and Treasurer of PAETEC and PaeTec Communications, Inc. since September 2003. Mr. Bancroft served as PAETEC’s Vice President, Finance, from July 1998 until September 2003, as Senior Vice President, Finance, and Treasurer of PaeTec Communications from January 2001 to September 2003, and as Vice President, Finance, of PaeTec Communications from July 1998 until January 2001. From June 1993 to June 1998, Mr. Bancroft served as the Vice President-Finance for a subsidiary of Citizens Communications, Inc., a company engaged in telecommunications and utilities businesses. From 1971 until June 1993, Mr. Bancroft held several financial positions with Rochester Telephone Corporation, a company engaged in the telecommunications business, and now known as Frontier Communications Corporation, which is a subsidiary of Citizens Communications Company. Mr. Bancroft holds a B.S. degree in Business Administration from the Rochester Institute of Technology.

Effective as of the effective time of the mergers, PAETEC Holding assumed PAETEC’s obligations under the senior officer confidentiality, nonsolicitation, noncompetition and severance agreements between PAETEC and each of Messrs. Chesonis, Butler, Wilson, Sieving, Moore and Bancroft. PAETEC Holding incorporates by reference herein the description of the agreements with Messrs. Chesonis, Butler and Wilson contained in the merger joint proxy statement/prospectus under the caption “Management of PAETEC Holding After the Mergers–Executive Compensation.” The terms of Mr. Bancroft’s agreement are substantially the same as those of the agreements with Messrs. Chesonis, Butler and Wilson. The terms of Mr. Sieving’s agreement are substantially the same as those of the agreements with such other four executive officers, except that (1) Mr. Sieving will not be entitled to severance payments and other benefits if he voluntarily terminates his employment with PAETEC Holding and (2) any action by PAETEC Holding to reduce Mr. Sieving’s maximum bonus opportunity to below 50% of his base salary without making proportionate reductions to the maximum bonus opportunities of the Chief Financial Officer and Chief Operating Officer will constitute “good reason” for purposes of the agreement. The terms of Mr. Moore’s agreement differ from those of the other executive officers principally in that his benefits will only extend for one year after his termination, the severance payments will not be increased if his employment is terminated by him for “good reason” or by the company after a change of control transaction, the bonus portion of the severance payment is not guaranteed to be at least 40% of his base salary, and Mr. Moore will not be entitled to continued participation in the company’s benefit programs.

PAETEC Holding incorporates by reference herein the description of the related-party transactions between PAETEC and the foregoing executive officers who will serve as PAETEC Holding executive officers that is contained in the merger joint proxy statement/prospectus under the caption “Management of PAETEC Holding After the Mergers–Certain Relationships and Related Transactions.” In connection with the recapitalization transactions described under such caption, pursuant to a management compensation agreement with PAETEC, Mr. Moore received restricted stock units for 200,000 shares of PAETEC Class A common stock and a $100,000 cash retention bonus. In such transactions, Mr. Bancroft received 11,451 shares of PAETEC Class A common stock in connection with the conversion of his Class B common stock, as well as restricted stock units for 150,000 shares of Class A common stock and a $100,000 cash retention bonus under a management compensation agreement with PAETEC.

(d)  Effective as of the effective time of the mergers, in accordance with the merger agreement, the size of the PAETEC Holding board of directors, on which Keith M. Wilson previously had served as the sole director, was increased from one to nine authorized directors. At such time, in accordance with the merger agreement and PAETEC Holding’s restated certificate of incorporation and amended and restated bylaws, the five individuals in addition to Mr. Wilson then serving as directors of PAETEC and three of the individuals then serving as directors of US LEC were appointed to the PAETEC Holding board of directors to serve in the following classes:

•	Class I, with a term expiring at the annual meeting of stockholders to be held in 2007: H. Russell Frisby, Jr., James A. Kofalt and Michael C. Mac Donald;

•	Class II, with a term expiring at the annual meeting of stockholders to be held in 2008: Tansukh V. Ganatra, William R. McDermott and Mark Zupan; and

•	Class III, with a term expiring at the annual meeting of stockholders to be held in 2009: Richard T. Aab, Arunas A. Chesonis and Keith M. Wilson.

Effective as of the effective time of the mergers, in accordance with the merger agreement:

•	Messrs. Ganatra, Kofalt and Zupan were appointed to the audit committee of the board of directors; and

•	Messrs. Frisby, Mac Donald and McDermott were appoint to the compensation committee of the board of directors.

The PAETEC Holding board of directors has not formed a nominating committee. In accordance with the Nasdaq Marketplace Rules, until such time, if any, at which a nominating committee may be formed, directors will be appointed or nominated for election to the board of directors by the independent directors acting as a whole.

The composition of the PAETEC Holding board of directors and its committees is determined by the terms of PAETEC Holding’s restated certificate of incorporation and amended and restated bylaws adopted pursuant to the merger agreement. Under the restated certificate of incorporation and amended and restated bylaws, the number of directors constituting the board of directors may not be less than four nor more than 15 directors, except that, under the amended and restated bylaws, until February 28, 2010, which will be the third anniversary of the effective time of the mergers:

•

the number of “continuing PAETEC directors” serving on the board of directors will be maintained at six and the number of “continuing US LEC directors” serving on the board of directors will be maintained at three;

•

the ratio of continuing PAETEC directors to continuing US LEC directors serving on each committee of the US LEC board of directors, other than the committee of the PAETEC Holding board of directors constituted solely of continuing PAETEC directors (the “continuing PAETEC directors committee”) and the committee of the PAETEC Holding board of directors constituted solely of continuing US LEC directors (the “continuing US LEC directors committee”), will be maintained at a two-to-one ratio;

•

all vacancies on the PAETEC Holding board of directors or board committee created by the cessation of service of a continuing PAETEC director for any reason will be filled by a nominee designated to the board of directors by the continuing PAETEC directors committee; and

•

all vacancies on the PAETEC Holding board of directors or board committee created by the cessation of service of a continuing US LEC director for any reason will be filled by a nominee designated to the board of directors by the continuing US LEC directors committee.

The terms “continuing PAETEC directors” and “continuing US LEC directors” for these purposes mean, respectively, the directors of PAETEC or US LEC who were appointed or designated to serve as directors of PAETEC Holding as of the effective time of the mergers and any other directors of PAETEC Holding who take office thereafter and before February 28, 2010 who are nominated or designated to the PAETEC Holding board of directors by the continuing PAETEC directors committee or the continuing US LEC directors committee, as applicable.

Until February 28, 2010, any amendments relating to the foregoing board and committee representation rights of the continuing PAETEC directors and continuing US LEC directors or any increase in the number of directors that constitute the full PAETEC Holding board of directors that are (1) made by the PAETEC Holding board of directors will require, in addition to any other requirements provided for in PAETEC Holding’s restated certificate of incorporation, the approval of the continuing PAETEC directors committee and the continuing US LEC directors committee or (2) made by PAETEC Holding’s stockholders will require, in addition to any other requirements provided for in the PAETEC Holding restated certificate of incorporation, the affirmative vote of the holders of at least 75% in voting power of PAETEC Holding’s outstanding capital stock entitled to vote at an election of directors, voting together as a single class.

PAETEC Holding incorporates by reference herein the description of the related-party transactions between PAETEC or US LEC and their respective directors who will serve as PAETEC Holding directors that is contained in the merger joint proxy statement/prospectus under the caption “Management of PAETEC Holding After the Mergers–Certain Relationships and Related Transactions.”

(e)  On February 28, 2007, in connection with completion of the mergers, the PAETEC Holding Corp. 2007 Omnibus Incentive Plan became effective as of January 25, 2007. The plan was approved by the PAETEC Holding board of directors on January 25, 2007 and by PAETEC, which was then the sole stockholder of PAETEC Holding, on January 26, 2007. The US LEC stockholders approved the plan at the US LEC special meeting of stockholders held on February 28, 2007 to vote on adoption of the merger agreement.

Awards under the plan may be granted to officers, directors, including non-employee directors, and other employees of PAETEC Holding or any of its subsidiaries or other affiliates, to any individual who is an advisor, consultant or other provider of services to PAETEC Holding or its subsidiaries or other affiliates, and to any other individuals who are approved by the board of directors as eligible to participate in the plan. Only employees of PAETEC Holding or any of its subsidiaries are eligible to receive incentive stock options.

Awards under the plan may be made in the form of stock options (which may be either incentive stock options or non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, performance shares, performance units, cash-based awards, other stock-based awards (including unrestricted shares), or any combination of the foregoing. A total of 10,000,000 shares of common stock are authorized for issuance under the plan.

The plan will be administered by the compensation committee of PAETEC Holding’s board of directors.

The plan will terminate on the tenth anniversary of its effective date of January 25, 2007, unless it is terminated earlier by PAETEC Holding’s board of directors.

The description of the plan contained in the merger joint proxy statement/prospectus under the caption “US LEC Special Meeting New Equity Plan Proposal” is incorporated herein by reference.

The plan is filed as exhibit 10.3 to this report.

The information set forth under Item 5.02(c) of this report is incorporated herein by reference.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with, and effective as of the effective time of, the mergers, PAETEC Holding amended and restated its certificate of incorporation and its bylaws in the forms attached as Annexes F and G, respectively, to the merger joint proxy statement/prospectus. The US LEC stockholders approved the restated certificate of incorporation at the US LEC special meeting of stockholders held on February 28, 2007 to vote on adoption of the merger agreement. The description of PAETEC Holding’s restated certificate of incorporation contained in the merger joint proxy statement/prospectus under the captions “US LEC Special Meeting Charter Amendment Proposal” and “Comparison of Stockholder Rights,” and the description of PAETEC Holding’s amended and restated bylaws contained in the merger joint proxy statement/prospectus under the caption “Comparison of Stockholder Rights,” are incorporated herein by reference. PAETEC Holding’s restated certificate of incorporation and amended and restated bylaws are filed with this report as exhibits 3.1 and 3.2, respectively.

Item 7.01.    Regulation FD Disclosure

On February 28, 2007, Edward J. Butler, Executive Vice President and Chief Operating Officer of PAETEC Holding, and an affiliated trust, Keith M. Wilson, Executive Vice President and Chief Financial Officer of PAETEC Holding, and Robert D. Moore, Jr., Senior Vice President and Chief Information Officer of PAETEC Holding, entered into sales plans pursuant to Rule 10b-5-1 of the Exchange Act, pursuant to which they may sell shares of PAETEC Holding common stock. Under the Rule 10b5-1 sales plans, Mr. Butler and his affiliated trust may sell up to 1,057,448 shares of common stock through May 31, 2008, Mr. Wilson may sell up to 336,000 shares of common stock and Mr. Moore may sell up to 217,754 shares of common stock.

Item 8.01.    Other Events

The following summary of PAETEC Holding’s capital stock is qualified in its entirety by reference to PAETEC Holding’s restated certificate of incorporation, which is filed as exhibit 3.1 to this report, and PAETEC Holding’s amended and restated bylaws, which are filed as exhibit 3.2 to this report.

Authorized Capital Stock

PAETEC Holding is authorized to issue 320,000,000 shares of capital stock, each with a par value of $0.01, consisting of 300,000,000 shares of common stock and 20,000,000 shares of preferred stock.

Notwithstanding the provisions of the Delaware General Corporation Law, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of PAETEC Holding’s outstanding capital stock entitled to vote, voting together as a single class.

Common Stock

Each holder of shares of PAETEC Holding common stock is entitled to attend all special and annual meetings of PAETEC Holding’s stockholders. In addition, each such holder is entitled, together with the holders of all other classes of capital stock entitled to attend special and annual stockholder meetings (subject to the provisions of any resolutions of the board of directors granting any holders of preferred stock exclusive or special voting powers with respect to any matter), to cast one vote for each outstanding share of PAETEC Holding common stock held upon any matter, including the election of directors, which is properly considered and acted upon by the stockholders. Except as otherwise required by law, holders of the PAETEC Holding common stock, as such, are not entitled to vote on any amendment to PAETEC Holding’s certificate of incorporation, including the certificate of designation of any series of PAETEC Holding preferred stock, that relates solely to the terms of one or more outstanding series of PAETEC Holding preferred stock, if the holders of the affected series are entitled, either voting separately or together with the holders of one or more other affected series, to vote on such amendment under the certificate of incorporation, including the certificate of designation of any series of PAETEC Holding preferred stock, or pursuant to the Delaware General Corporation Law.

The holders of PAETEC Holding common stock and the holders of any class or series of stock entitled to participate with the holders of PAETEC Holding common stock as to the distribution of assets in the event of any liquidation, dissolution or winding-up of PAETEC Holding, whether voluntary or involuntary, will become entitled to participate in the distribution of any of the company’s assets remaining after PAETEC Holding has paid, or provided for the payment of, all of its debts and liabilities and after PAETEC Holding has paid, or set aside for payment, to the holders of any class or series of preferred stock having preference over the PAETEC Holding common stock in the event of liquidation, dissolution or winding-up, the full preferential amounts, if any, to which the holders of such class or series are entitled.

Dividends may be paid on the PAETEC Holding common stock and on any class or series of preferred stock entitled to participate with the PAETEC Holding common stock as to dividends on an equal per-share basis, but only when, as and if declared by the board of directors. Holders of PAETEC Holding common stock will be entitled to receive any such dividends out of any assets legally available for the payment of dividends only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after PAETEC Holding has complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of PAETEC Holding preferred stock.

Holders of the PAETEC Holding common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

Preferred Stock

PAETEC Holding’s restated certificate of incorporation authorizes its board of directors from time to time and without further stockholder action to provide for the issuance of shares of preferred stock in one or more series, and to fix the voting powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations, and restrictions of each such series, including, but not limited to, dividend rights, liquidation preferences, conversion privileges and redemption rights. PAETEC Holding’s board of directors has broad discretion with respect to the creation and issuance of preferred stock without stockholder approval, subject to any applicable rights of holders of any shares of preferred stock outstanding from time to time.

Anti-Takeover Effects of Provisions of PAETEC Holding’s Restated Certificate of Incorporation and Amended and Restated Bylaws

PAETEC Holding’s restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of PAETEC Holding. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with approximately one-third of the directors to be elected each year;

•	limit the number of directors constituting the entire board of directors to 15 directors;

•	limit the types of persons who may call a special meeting of stockholders;

•

establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings; and

•

except as otherwise provided in connection with the rights of holders of any outstanding series of preferred stock, prohibit PAETEC Holding stockholders from taking action by written consent in lieu of a meeting with respect to any actions that are required or permitted to be taken by PAETEC Holding stockholders at any annual or special meeting of stockholders, unless the PAETEC Holding board of directors has expressly approved in advance the action to be taken by written consent and the taking of such action by such written consent.

The rights and privileges of holders of the common stock may be adversely affected by the rights, privileges and preferences of holders of shares of any series of preferred stock that the board of directors may designate and PAETEC Holding may issue from time to time. Among other things, by authorizing the issuance of shares of preferred stock with particular voting, conversion or other rights, the board of directors could adversely affect the voting power of the holders of the common stock and could discourage any attempt to effect a change in control of PAETEC Holding, even if such a transaction would be beneficial to the interests of PAETEC Holding’s stockholders.

Item 9.01.    Financial Statement and Exhibits

(a)	Financial statements of businesses acquired

The consolidated financial statements of US LEC as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005, and as of September 30, 2006 and for each of the nine-month periods ended September 30, 2005 and 2006, are included in the merger joint proxy statement/prospectus. Pages F-59 to F-93 of the merger joint proxy statement/prospectus containing such consolidated financial statements are filed as exhibit 99.1 to this report and incorporated herein by reference.

(b)	Pro forma financial information

The Unaudited Pro Forma Condensed Combined Financial Information of PAETEC Holding as of September 30, 2006, for the nine months ended September 30, 2006, and for the year ended December 31, 2005 is included in the merger joint proxy statement/prospectus. Pages 125 to 136 of the merger joint proxy statement/prospectus containing such pro forma financial information are filed as exhibit 99.2 to this report and incorporated herein by reference.

(d)	Exhibits

The following documents are herewith filed as exhibits to this report:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 11, 2006, as amended, among US LEC Corp., PAETEC Corp., PAETEC Holding Corp., WC Acquisition Sub U Corp. and WC Acquisition Sub P Corp. Included as Annex A to the Joint Proxy Statement/Prospectus that forms a part of Registration Statement on Form S-4 of PAETEC Holding Corp. (File No. 333-138594).

3.1	Restated Certificate of Incorporation of PAETEC Holding Corp.

3.2	Amended and Restated Bylaws of PAETEC Holding Corp.

10.1	Credit Agreement, dated as of February 28, 2007, among PAETEC Holding Corp., as Borrower, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and CIT Lending Services Corporation, as Documentation Agent.

10.2	Registration Rights Agreement, dated as of February 28, 2007, among PAETEC Holding Corp. and the Securityholders of PAETEC Holding Corp. identified therein.

10.3	PAETEC Holding Corp. 2007 Omnibus Incentive Plan.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for US LEC Corp.

99.1	Consolidated Financial Statements of US LEC Corp. as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005, and as of September 30, 2006 and for each of the nine-month periods ended September 30, 2005 and 2006.

99.2	Unaudited Pro Forma Condensed Combined Financial Information of PAETEC Holding Corp. as of September 30, 2006, for the nine months ended September 30, 2006, and for the year ended December 31, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAETEC Holding Corp.

Date: March 2, 2007	/s/ Charles E. Sieving
Charles E. Sieving
Executive Vice President and General Counsel

Exhibit Index

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 11, 2006, as amended, among US LEC Corp., PAETEC Corp., PAETEC Holding Corp., WC Acquisition Sub U Corp. and WC Acquisition Sub P Corp. Included as Annex A to the Joint Proxy Statement/Prospectus that forms a part of Registration Statement on Form S-4 of PAETEC Holding Corp. (File No. 333-138594).

3.1	Restated Certificate of Incorporation of PAETEC Holding Corp.

3.2	Amended and Restated Bylaws of PAETEC Holding Corp.

10.1	Credit Agreement, dated as of February 28, 2007, among PAETEC Holding Corp., as Borrower, the Lenders party thereto from time to time, Deutsche Bank Trust Company Americas, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Syndication Agent, and CIT Lending Services Corporation, as Documentation Agent.

10.2	Registration Rights Agreement, dated as of February 28, 2007, among PAETEC Holding Corp. and the Securityholders of PAETEC Holding Corp. identified therein.

10.3	PAETEC Holding Corp. 2007 Omnibus Incentive Plan.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for US LEC Corp.

99.1	Consolidated Financial Statements of US LEC Corp. as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005, and as of September 30, 2006 and for each of the nine-month periods ended September 30, 2005 and 2006.

99.2	Unaudited Pro Forma Condensed Combined Financial Information of PAETEC Holding Corp. as of September 30, 2006, for the nine months ended September 30, 2006, and for the year ended December 31, 2005.